Exhibit 10.16

FIRST AMENDMENT TO FOUNDER SHARES PURCHASE AGREEMENT

This FIRST AMENDMENT TO FOUNDER SHARES PURCHASE AGREEMENT (this “Amendment”) is effective as of December 2, 2021, by and between Gardiner Healthcare Holdings, LLC (“Seller”) and Chardan Gardiner LLC (“Buyer”). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree to amend the Founder Shares Purchase Agreement, made by and between Seller and Buyer and dated April 9, 2021 (the “Agreement”), by inserting the following sentence at the end of Section 4 of the Agreement, as Section 4(i):

(i)       FINRA. Pursuant to Rule 5110(e)(1) of FINRA’s Rules, the Purchased Shares purchased by the undersigned are subject to a lock-up for a period of 180 days immediately following the effective date of the Registration Statement or the commencement of sales of the public equity offering and, for that 180 day period following the effective date,  may not be sold, transferred, assigned, pledged or hypothecated, or be subject of any hedging, short sale, derivative or put or call transaction that would result in the economic disposition of the securities.

Except as set forth herein, the Agreement shall remain unmodified and in full force and effect.

BUYER:		SELLER:

CHARDAN GARDINER LLC		GARDINER HEALTHCARE HOLDINGS, LLC

By:		By: Gardiner Founder, LLC, its Member
Name:	Jonas Grossman
Title:	Managing Member	By:
		Name:	Marc F. Pelletier, PhD
		Title:	Managing Member